SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

AXCESS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11933	85-0294536
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

16650 Westgrove Drive, Suite 600, Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 407-6080

Former Address: 3208 Commander Drive, Carrollton, Texas	75006
(Former address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 19, 2012, a Markman ruling was issued in case no. 3:10-cv-01033-F, Axcess International, Inc. (Axcess) vs. Savi Technology, Inc. (Savi) in the United States District Court for the Northern District of Texas, Dallas Division.  Axcess was issued a patent on September 25, 2001 entitled “High Sensitivity Demodulator for a Radio Tag and Method.  The patent discloses a radio tag that uses circuitry capable of demodulating low powered analog carrier signals while drawing minimal current to improve the sensitivity and operational range of the radio tag while maintaining longer battery life.  Axcess filed suit against Savi on May 21, 2010 accusing Savi’s RFID tags of infringing 23 claims of the patent.

As described in Wikipedia, a “Markman” hearing is a pretrial hearing in a U.S. District Court during which a judge examines evidence from all parties on the appropriate meanings of relevant key words used in a patent claim, when patent infringement is alleged. Holding a Markman hearing in patent infringement cases has been common practice since the case of Markman v. Westview Instruments, Inc..  It was determined the language of a patent is a matter of law for a judge to decide, not a matter of fact for a jury to decide. Markman hearings are important, since the court determines patent infringement cases by the interpretation of claims.’

Included in the Order were nine disputed and nine agreed-to claims.  The Court construed each of the nine disputed claims in the ruling.  The Court also resolved one of the parties’ fundamental disputes about the scope of the patent.  The Court said that the novelty of the invention was a new and improved tag to receive, process, evaluate, and respond to much weaker signals than such tags were capable of doing before, also increasing the operable life span of the radio tag as well as the distance over which the tag can operate.

The case is currently expected for trial in late 2012 or early 2013. While management believes the above described ruling can be favorable to the Company the ruling does not automatically mean that the Company will prevail at trial. A copy of the court’s ruling is attached to this Form as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Order of the Court in case no. 3:10-cv-01033-F, Axcess International, Inc. (Axcess) vs. Savi Technology, Inc. (Savi) in the United States District Court for the Northern District of Texas, Dallas Division.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INTERNATIONAL, INC.
(Registrant)

April 26, 2012	/s/ ALLAN GRIEBENOW
(Date)	Allan Griebenow
President and Chief Executive Officer